Exhibit 99.2
RXi Pharmaceuticals Prices $12 Million Public Offering
of Common Stock and Warrants
WORCESTER, Mass., April 15, 2011 (BUSINESS WIRE) — RXi Pharmaceuticals Corporation (Nasdaq: RXII), a biotechnology company focused on discovering, developing and commercializing innovative therapies addressing major unmet medical needs using immunotherapy and RNA-targeted technologies, today announced that it has priced an underwritten public offering of 11,950,000 units at a price to the public of $1.00 per unit for gross proceeds of approximately $12 million. Each unit consists of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $1.00 per share. The shares of common stock and warrants are immediately separable and will be issued separately such that no units will be issued. The warrants are exercisable beginning one year and one day from the date of issuance, but only if RXi’s’s stockholders approve an increase in the number of its authorized shares of common stock, and expire on the sixth anniversary of the date of issuance. Net proceeds, after underwriting discounts and commissions and other estimated fees and expenses payable by RXi, and assuming the warrants are not exercised, will be approximately $10.9 million. RXi intends to use the net proceeds of the offering for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical and pre-clinical trial expenditures, commercial expenditures, acquisitions of new technologies or businesses that are complementary to its current technologies or business focus, and investments. The offering is expected to close on or about April 20, 2011, subject to satisfaction of customary closing conditions. ROTH Capital Partners, LLC is acting as the sole manager for the offering.
The securities described above are being offered by RXi Pharmaceuticals pursuant to a shelf registration statement on Form S-3 including a base prospectus, previously filed and declared effective by the Securities and Exchange Commission (SEC). The securities may be offered only by means of a prospectus. A preliminary prospectus supplement related to the offering was filed with the SEC on April 14, 2011 and a final prospectus supplement related to the offering will be filed with the SEC today.

Electronic copies of the final prospectus supplement, when available, may be obtained by either contacting the underwriter (as set forth below) or by accessing the SEC’s website, www.sec.gov.
Roth Capital Partners, LLC
Attn: Syndicate Department
24 Corporate Plaza
Newport Beach, CA 92660
Phone: (800) 678-9147
Email: Rothecm@roth.com
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of RXi Pharmaceuticals Corporation, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About RXi Pharmaceuticals Corporation
RXi Pharmaceuticals Corporation (Nasdaq: RXII), a biotechnology company focused on discovering, developing and commercializing innovative therapies addressing major unmet medical needs using RNA-targeted and immunotherapy technologies. For more information, visit www.rxipharma.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the Apthera acquisition, future expectations, plan and future development of RXi’s and Apthera’s products and technologies. These forward-looking statements about future expectations, plans and prospects of the development of RXi’s and Apthera’s products and technologies involve significant risks, uncertainties and assumptions, including the risk that the development of NeuVax™ or our RNAi-based therapeutics may be delayed or may not proceed as planned and we may not be able to complete development of any RNAi-based product, the risk that the reduction in our early stage RNAi research and development activities may adversely affect our ability to effectively develop our RNAi technologies, to develop existing or new RNAi product candidates or to enter into or effectively continue collaborations or strategic alliances in this field, the risk that the FDA approval process may be delayed for any drugs that we develop, risks related to development and commercialization of products by our competitors, risks related to our ability to control the timing and terms of collaborations with third parties and the possibility that other companies or organizations may assert patent rights that prevent us from developing our products. Actual results may differ materially from those RXi contemplated by these forward-looking statements. RXi does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.
Contacts
RXi Pharmaceuticals
Tamara McGrillen, 508-929-3615
ir@rxipharma.com
or
Investors
S. A. Noonan Communications
Susan Noonan, 212-966-3650
susan@sanoonan.com
or
Media
Rx Communications Group
Eric Goldman, 917-322-2563
egoldman@rxir.com